Exhibit 99.1

Rob Halpin	Garo Toomajanian
V2.0 Communications	Integrated Corporate Relations
617-426-2222 X117	781-464-7340
press@salary.com	ir@salary.com

Salary.com™ Announces Share Repurchase Program

WALTHAM, Mass.—December 15, 2008 — Salary.com, Inc. (Nasdaq:SLRY), a recognized leader in on-demand compensation and talent management solutions, today announced that its Board of Directors has authorized the repurchase of up to $2.5 million of its common stock over the next twelve months. Under the program Salary.com may repurchase shares from time to time at prevailing prices in the open market or in negotiated transactions off the market. The Company expects to use cash on hand and cash generated from future operations to fund repurchases of its common stock.

“This repurchase program demonstrates the confidence that our Board of Directors and senior management team has in the future of Salary.com and our belief that our shares are currently undervalued,” said Kent Plunkett, Chief Executive Officer of Salary.com. “It also underscores our confidence in our growth and earnings prospects and our commitment to generating positive operating cash flow.”

Salary.com management will determine the timing and amount of any repurchase based on its evaluation of market conditions, business considerations and other factors. The program does not require the Company to repurchase any specific number of shares and may be extended, modified, suspended or discontinued at any time, at the Company’s discretion.

About Salary.com, Inc.

Salary.com is a leading provider of on-demand compensation and talent management solutions helping businesses and individuals manage pay and performance. Salary.com’s highly configurable software applications, proprietary data and consulting services help HR and compensation professionals automate, streamline and optimize critical talent management processes including: market pricing, compensation planning, performance management, competency management and succession planning. Built with compensation and competency data at the core, Salary.com solutions provide businesses of all sizes with the most productive and cost-effective way to manage and inspire their most important asset — their people. For more information, visit www.salary.com.

Forward Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Salary.com’s expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Salary.com’s filings with the Securities and Exchange Commission. The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our ability to close the Genesys acquisition on a timely basis and integrate it into our operations, our ability to expand our customer base and product and service offerings, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, performance of acquired businesses, our ability to hire, retain and motivate our employees and manage our growth, competition, and general economic conditions and other factors affecting spending by customers. Salary.com expressly disclaims any obligation to update any forward-looking statements.

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